Exhibit 99.1

Selectis Health Announces the Completion of Oklahoma Fairlands Skilled Nursing Facility Purchase

Niwot, Colorado., January 4, 2021 – Global Healthcare REIT, Inc. (Currently in a rebranding effort to Selectis Health, Inc.) (OTC: GBCS) (“Selectis” or the “Company”) is pleased to announce that, through its newly formed wholly-owned subsidiary Global Fairland Property, LLC (“Fairland Property”), effective December 31, 2020, it completed the purchase of a skilled nursing facility located at 12 East Conner, Fairland, Oklahoma 74343 consisting of 29 licensed beds and commonly known as “Family Care Center of Fairland” (the “Facility”). The purchase price of the Facility was SEVEN HUNDRED NINETY SIX THOUSAND SIX HUNDRED FIFTY AND NO/100 DOLLARS ($796,650.00). With all broker, loan origination fees, and closing costs included, the total purchase price was $849,546.25.

Selectis Health’s CEO, Lance Baller, stated, “We believe the Fairland property will complement the existing operations of our Quapaw facility which is located only 20 miles away. We plan to complete renovations in the next 60 days and we expect a full year of accretive earnings once we achieve the targeted rebuild in the census.”

For Further Information Contact:

Brandon Thall

investors@selectis.com